Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-116381 of SI Financial Group, Inc. on Form S-1 of our report on the consolidated financial statements of SI Bancorp, Inc. and Subsidiaries dated February 12, 2004, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut

August 10, 2004